Exhibit 99.1
Avid Technology Announces Q1 2018 Results and
Issues Q2 2018 Guidance

Continued focus produces $3.3 million of free cash flow, increased gross margins and bookings growth of 5% as sales momentum continues
Avid signs amendment to its senior secured facility, reducing the interest rate and fees by a total of 1.25%, extending the term to May 2023 and increasing the facility by $35 million

Avid’s Board elects Peter Westley, representative of one of Avid’s largest shareholders, as Chairman

BURLINGTON, Mass., May 10, 2018 Avid® (NASDAQ: AVID), the platform that powers media and entertainment, today announced its first quarter 2018 financial results and provided guidance for its second quarter of 2018. The Company also announced that it has entered into an amendment to its senior secured facility, and that Peter Westley has been elected as Chairman of its Board of Directors.

Highlights of First Quarter 2018 Financial Results

•	Bookings excluding Greater China were $101.6 million, an increase of 5% year over year.

•
Continued strong revenue growth from subscription and digital/ecommerce sales, with cloud-enabled software subscriptions now at nearly 100,000 at the end of the first quarter and up 40% year-over-year, and digital/e-commerce sales up 58% year-over-year.

•	GAAP Revenue was $97.9 million, in line with guidance.

•	GAAP Gross Margin was 57%. Non-GAAP Gross Margin was 59%, an improvement 300 basis points over the fourth quarter of 2017.

•	Adjusted EBITDA was $6.3 million, in line with guidance.

•	GAAP Net Cash Provided by Operating Activities was $5.4 million.

•	Free Cash Flow was $3.3 million, up 82% over the prior year.

“During the first quarter, Avid generated positive free cash flow, made progress toward improving our gross margins and saw continued bookings growth,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Our strategies are resonating with customers and users across the industry as we help them to address the significant changes in the media landscape. In particular, our cloud-based subscriptions and software tools for individual creatives and teams continued to generate good revenue growth last quarter.”

Rosica continued, “At our recent Avid Connect event and the NAB Show, the Company again demonstrated our rapid pace of innovation with another wave of introductions such as new tools and solutions for aspiring artists and creative professionals, and Avid’s first SaaS offering for media enterprises. We expect to achieve additional revenue and margin contributions starting in the second half of 2018 as we bring these new product releases to market during the coming months."

Amendment to Senior Secured Facility
On May 10, 2018, Avid entered into an amendment with Cerberus Business Finance, LLC, its senior lender, to extend the maturity of its current term loan to May 2023 and increase its term and revolving facilities by an aggregate of $35 million. In addition, under the terms of the amendment, the facility will be subject to a lower interest rate and annual fees, have a reduced principal amortization schedule and no longer include a springing repayment feature related to the maturity of the Company’s convertible notes in June 2020.

“We are pleased with our improved capital structure in which we increased the facility and reduced debt service, without incurring any fees,” said Brian E. Agle, Senior Vice President and Chief Financial Officer of Avid. “During the quarter, we successfully transitioned our financial reporting to the new revenue recognition standard ASC 606. As we look to the balance of 2018, the Avid team is focused on better harvesting our backlog and converting each quarter’s bookings to revenue and cash.”

Avid Board Elects Peter Westley as Chairman
Avid also announced today that Peter Westley has been elected Chairman of the Company’s Board of Directors, effective immediately. Mr. Westley is a Partner at Blum Capital Partners, a significant long-term shareholder. He has 30 years of experience in financial services working with media and technology companies, and has served on Avid’s board since 2016 as an independent director.

“I’m excited about the opportunity to lead Avid’s Board and I’m enthusiastic about the Company’s prospects for achieving greater shareholder value through better operational execution and financial discipline, while continuing to strengthen our strategic position with customers through our software and platform strategy,” said Peter Westley. “Our board is grateful for Nancy Hawthorne’s ongoing, valuable contributions and positive influence on Avid, and I’m pleased that she’s been re-elected to a new three-year term. Her board leadership throughout the recent period of management transition was crucial.”

“Avid today enjoys a highly diverse board of directors with deep experience across media, technology and finance,” said Nancy Hawthorne. “As the company moves into building upon its recent transformation, operational excellence and driving shareholder value are of paramount importance. As chair of the nominating and governance committee, I believe Peter’s background and leadership will be highly aligned with these priorities. I will continue in my role as board member, and I am committed to helping steer Avid’s increasing focus on culture and workplace environment, along with its other priorities.”

Second Quarter 2018 Guidance
Avid’s second quarter 2018 financial guidance is provided in the table below. This guidance reflects the adoption of the new revenue recognition standard ASC 606 as of January 1, 2018.

(in $ millions)	Q2 2018
Revenue	$97 - $107
Adjusted EBITDA	$4 - $10

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q1 2018 Business Update presentation posted on Avid’s Investor Relations website.

Non-GAAP Financial Measures
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Free Cash Flow, and non-GAAP Gross Profit and Margin. The Company also includes the operational metrics of bookings and revenue backlog in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call
Avid will host a conference call to discuss its financial results for the first quarter 2018 on Thursday, May 10, 2018 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 323-794-2093 and referencing confirmation code 5575970. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the second quarter ending June 30, 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net revenues:
Products	$46,410	$51,006
Services	51,527	53,101
Total net revenues	97,937	104,107

Cost of revenues:
Products	26,295	24,504
Services	13,985	14,094
Amortization of intangible assets	1,950	1,950
Total cost of revenues	42,230	40,548
Gross profit	55,707	63,559

Operating expenses:
Research and development	15,685	18,888
Marketing and selling	26,132	25,811
General and administrative	13,955	14,431
Amortization of intangible assets	363	363
Restructuring costs, net	2,907	983
Total operating expenses	59,042	60,476

Operating (loss) income	(3,335)	3,083

Interest and other expense, net	(5,359)	(4,846)
Loss before income taxes	(8,694)	(1,763)
Provision for income taxes	255	152
Net loss	$(8,949)	$(1,915)

Net loss per common share – basic and diluted	$(0.22)	$(0.05)

Weighted-average common shares outstanding – basic	41,404	40,772
Weighted-average common shares outstanding – diluted	41,404	40,772

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2018	2017
Non-GAAP revenue
GAAP revenue	$97,937	$104,107
Amortization of acquired deferred revenue	—	—
Non-GAAP revenue	97,937	104,107
Pre-2011 Revenue	—	405
Elim PCS	—	1,700
Non-GAAP Revenue w/o Pre-2011 and Elim	97,937	102,002

Non-GAAP gross profit
GAAP gross profit	55,707	63,559
Amortization of intangible assets	1,950	1,950
Stock-based compensation	53	64
Non-GAAP gross profit	57,710	65,573
Pre-2011 Revenue	—	405
Elim PCS	—	1,700
Non-GAAP gross profit w/o Pre-2011 and Elim	57,710	63,468

Non-GAAP operating expenses
GAAP operating expenses	59,042	60,476
Less Amortization of intangible assets	(363)	(363)
Less Stock-based compensation	(650)	(1,347)
Less Restructuring costs, net	(2,907)	(983)
Less Restatement costs	(227)	(122)
Less Acquisition, integration and other costs	(82)	(2)
Less Efficiency program costs	(75)	(1,522)
Non-GAAP operating expenses	54,738	56,137

Non-GAAP operating income
GAAP operating (loss) income	(3,335)	3,083
Amortization of intangible assets	2,313	2,313
Stock-based compensation	703	1,411
Restructuring costs, net	2,907	983
Restatement costs	227	122
Acquisition, integration and other costs	82	2
Efficiency program costs	75	1,522
Non-GAAP operating income	2,972	9,436

Adjusted EBITDA
Non-GAAP operating income (from above)	2,972	9,436
Depreciation	3,361	3,570
Adjusted EBITDA	6,333	13,006
Adjusted EBITDA margin	6%	12%
Pre-2011 Revenue	—	405
Elim PCS	—	1,700
Adjusted EBITDA w/o Pre-2011 and Elim	6,333	10,901
Adjusted EBITDA w/o Pre-2011 and Elim margin	6%	11%

Adjusted free cash flow
GAAP net cash provided by operating activities	5,370	3,534
Capital expenditures	(2,080)	(1,729)
Free Cash Flow	3,290	1,805

Non-Operational / One-time Items
Restructuring payments	2,435	3,294
Restatement payments	281	59
Acquisition, integration and other payments	(17)	15
Efficiency program payments	116	1,585
Sub-Total Non-Operational / One-Time Items	2,815	4,953

Adjusted free cash flow	$6,105	$6,758
Adjusted free cash flow conversion of adjusted EBITDA	96%	52%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$48,016	$57,223
Restricted cash	8,500	—
Accounts receivable, net of allowances of $1,268 and $11,142 at March 31, 2018 and December 31, 2017, respectively	52,532	40,134
Inventories	32,887	38,421
Prepaid expenses	10,827	8,208
Contract assets	11,756	—
Other current assets	8,259	10,341
Total current assets	172,777	154,327
Property and equipment, net	20,663	21,903
Intangible assets, net	11,370	13,682
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,354	1,318
Other long-term assets	11,974	10,811
Total assets	$250,781	$234,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$28,077	$30,160
Accrued compensation and benefits	24,400	25,466
Accrued expenses and other current liabilities	42,928	31,549
Income taxes payable	1,978	1,815
Short-term debt	5,883	5,906
Deferred revenue	89,420	121,184
Total current liabilities	192,686	216,080
Long-term debt	203,252	204,498
Long-term deferred revenue	16,953	73,429
Other long-term liabilities	9,520	9,247
Total liabilities	422,411	503,254

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,032,842	1,035,808
Accumulated deficit	(1,189,102)	(1,284,703)
Treasury stock at cost	(14,515)	(17,672)
Accumulated other comprehensive loss	(1,278)	(2,426)
Total stockholders’ deficit	(171,630)	(268,570)
Total liabilities and stockholders’ deficit	$250,781	$234,684

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2018	2017 (1)
Cash flows from operating activities:
Net loss	$(8,949)	$(1,915)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,674	5,815
Provision (recovery) for doubtful accounts	57	(110)
Stock-based compensation expense	703	1,411
Non-cash interest expense	3,546	3,131
Unrealized foreign currency transaction losses	1,323	1,722
Benefit from deferred taxes	(2)	(374)
Changes in operating assets and liabilities:
Accounts receivable	8,596	14
Inventories	(482)	1,573
Prepaid expenses and other assets	(396)	(5,850)
Accounts payable	(2,112)	2,388
Accrued expenses, compensation and benefits and other liabilities	(1,355)	(1,773)
Income taxes payable	190	164
Deferred revenue	(1,423)	(2,662)
Net cash provided by operating activities	5,370	3,534

Cash flows from investing activities:
Purchases of property and equipment	(2,080)	(1,729)
Increase in other long-term assets	(8)	(7)
Net cash used in investing activities	(2,088)	(1,736)

Cash flows from financing activities:
Repayment of debt	(3,212)	(1,250)
Proceeds from the issuance of common stock under employee stock plans	6	2
Common stock repurchases for tax withholdings for net settlement of equity awards	(497)	(372)
Net cash used in financing activities	(3,703)	(1,620)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	188
Net (decrease) increase in cash, cash equivalents and restricted cash	(426)	366
Cash, cash equivalents and restricted cash at beginning of period	60,433	49,948
Cash, cash equivalents and restricted cash at end of period	$60,007	$50,314
Supplemental information:
Cash and cash equivalents	$48,016	$47,014
Restricted cash	8,500	—
Restricted cash included in other long-term assets	3,491	3,300
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$60,007	$50,314

(1) The Condensed Consolidated Statement of Cash Flows for the quarter ended March 31, 2017 has been revised to reflect the adoption, on January 1, 2018, of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The Condensed Consolidated Statements of Cash Flows reflects the changes during the periods in the total of cash, cash equivalents, and restricted cash. Therefore, restricted cash activity is included with cash when reconciling the beginning-of-period and end-of-period total amounts shown.

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended March 31, 2018
	December 31, 2017
	As Previously	ASC 606	As	March 31,
	Reported	Adj. **	Adjusted	2018
Revenue Backlog*

Deferred Revenue	$194.6	($92.8)	$101.8	$106.4
Other Backlog	341.5	(6.6)	334.9	328.6
Total Revenue Backlog	$536.1	($99.4)	$436.7	$435.0

The expected timing of recognition of revenue backlog as of March 31, 2018 is as follows:

	2018	2019	2020	Thereafter	Total

Deferred Revenue	$74.7	$20.3	$9.8	$1.6	$106.4
Other Backlog	99.6	98.6	66.3	64.1	328.6
Total Revenue Backlog	$174.3	$118.9	$76.1	$65.7	$435.0

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

**In connection with the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, on January 1, 2018, which requires more of our product sales to be recognized as revenue upon delivery rather than over an extended period of time, $99.4 million of the deferred revenue component of revenue backlog recorded as of December 31, 2017 was eliminated.